AMENDMENT TO EMPLOYMENT AGREEMENT
This AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 15, 2018 (the “Amendment Date”), is entered into by and between GREENLIGHT REINSURANCE, LTD. (the “Company”) and BRENDAN BARRY (the “Executive”).
RECITALS
WHEREAS, the Company and the Executive have entered into that certain Employment Agreement, dated as of August 15, 2006 (as amended, the “Employment Agreement”); and
WHEREAS, the Company and the Executive desire to make certain changes to the Employment Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Employment Agreement, the parties hereto agree as follows:
SECTION 1.    Definitions. All capitalized terms not otherwise defined herein are used as defined in the Employment Agreement.
SECTION 2.     Amendments to Employment Agreement. The Employment Agreement is hereby amended as follows on the dates as set forth below:
2.1    The first two sentences of Section 3 of the Employment Agreement are hereby amended and restated in their entirety as follows, effective as of August 15, 2011:
“Effective as of August 15, 2011, during the Employment Period, Executive shall serve as Chief Underwriting Officer of Greenlight Reinsurance, Ltd. (“Chief Underwriting Officer”) and shall report directly to the Chief Executive Officer of Greenlight Reinsurance, Ltd. Executive shall have those powers and duties normally associated with the position of Chief Underwriting Officer and such other powers and duties as may be prescribed by the Company; provided that, such other powers and duties are consistent with Executive's position as Chief Underwriting Officer and do not violate any applicable laws or regulations.”
2.2    Section 5(a) of the Employment Agreement is hereby amended and restated in its entirety as follows, effective as of January 1, 2018:
“Effective as of January 1, 2018, during the Employment Period, the Company shall pay Executive a base salary at the rate of not less than US $500,000 per year (“Base Salary”). Executive's Base Salary shall be paid in accordance with the Company’s customary payroll practices. The Board of Directors of the Company (the “Board”) shall periodically review Executive’s Base Salary for increase (but not decrease), consistent with the compensation practices and guidelines of the Company. If Executive's Base Salary is increased by the Company, such increased Base Salary shall then constitute the Base Salary for all purposes of this Agreement. In addition to Base Salary, during the Employment Period, Executive shall be eligible for an annual bonus based on pre-established performance metrics established by the Board (the "Bonus"). Effective as of January 1, 2018, Executive shall be eligible to receive a discretionary Bonus with a target of 65% of Base Salary. Any Bonus earned during a calendar year shall be paid at such time as the Company customarily pays annual bonuses; provided, that, Executive is still employed as of the last day of the calendar year in which the Bonus is earned.”

2.3    Section 5(e) of the Employment Agreement is hereby amended and restated in its entirety as follows, effective as of January 1, 2014:
“Effective as of January 1, 2014, this Section 5(e) is hereby deleted and of no further force or effect.”
SECTION 3.     Miscellaneous.
3.1.    Effect on Employment Agreement. Except as specifically amended by this Amendment, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.
3.2    Governing Law; Dispute Resolution. This Amendment shall be governed by, and is to be construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts of law and any controversy or claim related hereto shall be resolved in accordance with Section 10 of the Employment Agreement.
3.3    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and the successors and assigns of the Company.
3.4    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment.
3.5    Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Electronic signatures shall be effective as originals.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed effective as of the Amendment Date.

GREENLIGHT REINSURANCE, LTD.

By: /s/ Laura Accurso
Name: Laura Accurso
Title: General Counsel and Secretary
Greenlight Reinsurance, Ltd

/s/ Brendan Barry
BRENDAN BARRY

[SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT]

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